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                                                                      EXHIBIT 99


[LOGO] SEACOAST BANKING CORPORATION OF FLORIDA
Post Office Box 9012 - Stuart, Florida 34995-9012 - 407/287-4000


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                                  NEWS RELEASE

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Today's Date:     4:00 P.M., MAY 30, 1997
Release Date:     FOR IMMEDIATE RELEASE

For more information contact:                Dennis S. Hudson, III
                                             Senior Executive Vice President
                                             Chief Operating Officer
                                             Seacoast Banking Corporation
                                             (561) 288-6086

NASDAQ-NMS:                                  William R. Hahl
                                             Senior Executive Vice President/
                                             Chief Financial Officer
                                             (561) 221-2825

            SEACOAST BANKING CORPORATION OF FLORIDA COMPLETES MERGER
             WITH PORT ST. LUCIE NATIONAL BANK HOLDING CORPORATION

STUART, FL - Seacoast Banking Corporation of Florida (NASDAQ-NMS:SBCFA), a bank holding company whose subsidiary is First National Bank and Trust Company of the Treasure Coast, has completed a tax-free reorganization in which Port St. Lucie National Bank Holding Corporation ("PSL") merged with and into Seacoast effective today. PSL shareholders will receive 900,000 shares of Seacoast common stock for all of their issued and outstanding common stock, warrants and options. As of March 31, 1997, PSL had $133 million in assets and $121 million in deposits.

         Giving effect to this combination, Seacoast has approximately $900 million in assets, $795 million in deposits and $77 million in shareholder's equity. Seacoast, through its banking subsidiaries, offers a broad range of banking, trust and financial services to the residents of Florida's Treasure Coast, one of the most affluent regions of Florida and among the fastest growing in the United States. Seacoast is the largest independent bank headquartered on Florida's Treasure Coast.